UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 11, 2006
ENDOCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27212 (Commission File Number)	33-0618093 (I.R.S. Employer Identification Number)
201 Technology Drive
Irvine, California 92618
(Address of Principal Executive Offices, including zip code)
(949) 450-5400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 13, 2006, Endocare, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) to sell all of the stock of its wholly owned subsidiary, Timm Medical Technologies, Inc. (“Timm”) to Plethora Solutions Holdings plc (“Plethora”), a company listed on the London Stock Exchange. The transaction is expected to close by mid-February 2006. The Stock Purchase Agreement provides that the Company will receive proceeds of $9,500,000, payable as follows:
•	$8,075,000 in cash; and

•	$1,425,000 by means of a secured convertible promissory note (the “Note”) due and payable in full, together with all accrued interest, on the date 24 months or, under certain circumstances, 15 months following the closing date of the transaction, bearing interest at 5% per annum.
The Note may be converted into Plethora ordinary shares at the option of the Company at any time. Plethora may force the conversion of the shares under certain circumstances after the date 12 months following the closing date of the transaction.
The Company agreed to retain certain assets and liabilities of Timm, including past due state and local tax liabilities and obligations and rights to payment (a) from a previous disposition of assets by Timm, and (b) related to certain litigation to which Timm is a party.
The Stock Purchase Agreement contains customary representations, warranties, covenants and conditions to closing.
The foregoing description of the Stock Purchase Agreement is qualified in its entirety by the full text of such document, which is filed as Exhibit 2.1 to this report and is incorporated herein by reference.
Item 2.05 Costs Associated with Exit or Disposal Activities.
On January 11, 2006, a Special Committee of our Board of Directors approved the sale of Timm pursuant to the Stock Purchase Agreement, as described above. The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.05.
We estimate that the total costs associated with the sale of Timm pursuant to the Stock Purchase Agreement will be $592,000. These costs include the following components:
•	a fee of $542,000 payable to our investment bank, Seven Hills Partners LLC; and

•	a success fee in the amount of $50,000 payable to an employee of Timm.
We expect that all of these costs will result in future cash expenditures.
In addition, pursuant to the terms of the Stock Purchase Agreement, we have agreed, subject to certain limitations, to indemnify Plethora against certain losses that Plethora may incur after the closing of the sale of Timm. Any costs related to these indemnification obligations, including any future cash expenditures, cannot be estimated at this time and will be recognized in future periods when and if incurred.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
2.1	Stock Purchase Agreement, dated as of January 13, 2006, by and among Plethora Solutions Holdings plc, Endocare, Inc. and Timm Medical Technologies, Inc. The schedules and other attachments to this exhibit were omitted. The Company agrees to furnish a copy of any omitted schedules or attachments to the Securities and Exchange Commission upon request.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.
January 18, 2006	By:	/s/ Michael R. Rodriguez
Michael R. Rodriguez
Senior Vice President, Finance and Chief Financial Officer

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